                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                             ADVENT SOFTWARE, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              ADVENT SOFTWARE, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 2003


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the
"Annual Meeting") of Advent Software, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 14, 2003 at 9:00 a.m., local time, at Advent Software, Inc. 303 Second Street, 10th floor, San Francisco, California 94107, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.



                                                    /s/ Irv H. Lichtenwald
                                                        ------------------
                                                        SECRETARY

San Francisco, California
March 14, 2003


================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
================================================================================

                              ADVENT SOFTWARE, INC.

                               ------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                               PROCEDURAL MATTERS

GENERAL

     The enclosed Proxy is solicited on behalf of Advent Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 14, 2003 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting will be held at the Company's offices at 303 Second Street, 10th floor, San Francisco, California 94107. The Company's telephone number is (415) 543-7696.

     These proxy solicitation materials were mailed on or about April 2, 2003 together with the Company's 2002 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on March 17, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, approximately 32 million shares of the Company's common stock, $.01 par value (the "Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners."

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's corporate offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the share increase for the Employee Stock Purchase Plan and to ratify the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and broker "non-vote" are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum of shares is present at a meeting. A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker "non-votes" will have any impact on the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the amendment to the Employee Stock Purchase Plan and to ratify the appointment of auditors. Abstentions are deemed to be "votes cast" and will have the effect of votes in opposition of the proposal to ratify the appointment of auditors and the amendment to the Employee Stock Purchase Plan. However, broker "non-votes" are not deemed to be "votes cast" and therefore are not included in the tabulation of the voting results on the proposals to ratify the appointment of auditors or the amendment to the Employee Stock Purchase Plan.

     A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Any proposal of a shareholder of Advent which is intended to be presented by such shareholder at Advent's Annual Meeting of Shareholders in 2004 must be received by Advent no later than December 3, 2003 in order for such proposal to be considered for inclusion in Advent's proxy statement and form of proxy relating to such meeting. The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Advent's Annual Meeting of Shareholders in 2003, and the shareholder does not give appropriate notice to Advent on or before March 30, 2003 the persons named as proxies may use their discretionary voting authority to vote on the proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

GENERAL
The Company's Board is currently composed of seven members. Frank H. Robinson, a director of the Company since 1985, is not standing for re-election to the Board and his term as director will cease as of the date of the Annual Meeting. In connection with Mr. Robinson's retirement, the Board adopted a resolution, effective as of the date of the Annual Meeting, to decrease the size of the Board to six members, as authorized under the Company's Bylaws.

NOMINEES

     A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The name of and certain information regarding each nominee are set forth below.

                NAME                    AGE                             PRINCIPAL OCCUPATION
-----------------------------------   -------   -----------------------------------------------------------------
Stephanie G. DiMarco.............        45     Chairman of the Board
Peter M. Caswell.................        46     President and Chief Executive Officer
Terry H. Carlitz.................        51     Independent Business Advisor
Wendell G. Van Auken.............        58     General Partner, Mayfield Fund
William F. Zuendt................        56     President and Chief  Operating  Officer  (Retired),  Wells Fargo
                                                and Company
Monte Zweben.....................        39     Chief Executive Officer, Blue Martini Software

     Ms. DiMarco founded Advent in June 1983. She became Chairman of the Board in November 1995. In addition, she served as President until April 1997 and Chief Executive Officer until November 1999. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

     Mr. Caswell joined Advent in December 1993 as Vice President, Sales and Professional Services. In 1996 Mr. Caswell took on responsibility for Advent's marketing efforts and was promoted to Senior Vice President. In April 1997, Mr. Caswell became President and Chief Operating Officer. In November 1999 Mr. Caswell was promoted to President and Chief Executive Officer and elected to our Board of Directors. Prior to joining Advent, Mr. Caswell held various management positions, including Vice President and General Manager, Western Region, with Dun & Bradstreet Software Services, Inc. and its predecessor, Management Science America, Inc., a supplier of computer software for finance, marketing, manufacturing and human resource functions. Mr. Caswell holds a diploma in Management Studies (M.B.A. equivalent) and a Higher National Diploma in Agriculture (B.S. equivalent) from Seale Hayne College in England.

     Ms. Carlitz joined Advent's board in February 2003. From 1999 to 2002, Ms. Carlitz served as Chief Financial Officer and board member of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, she served as Senior Vice President of Operations and Chief Financial Officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry, and from 1995 to 1998 as Chief Financial Officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions, through their merger with SunGard Data Systems. She held various senior financial management positions at Apple Computer from 1987 to 1995. She holds an M.B.A. from Stanford University and a B.S. from San Jose State University. Ms. Carlitz is a director of Hyperion Solutions Corporation, a provider of business performance management solutions.

     Mr. Van Auken has been a director of Advent since September 1995. Mr. Van Auken has been a general partner of Mayfield Fund, a venture capital firm, since October 1986. Mr. Van Auken holds an M.B.A. from Stanford University and a B.E.E. from Rensselaer Polytechnic Institute. Mr. Van Auken is a director of Montgomery Street Income Securities, Inc., an investment company.

     Mr. Zuendt became a director in August 1997. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, in 1997. Mr. Zuendt joined Wells Fargo in 1973 with responsibility for its computer systems and operations. Throughout the 1980's he directed Wells Fargo's retail banking business and was elected President in 1994. Mr. Zuendt earned an M.B.A from Stanford University and a B.S. in mathematics from Rensselaer Polytechnic Institute. Mr. Zuendt is a director of Blue Martini Software, a provider of customer relationship management applications.

     Mr. Zweben became a director in November 1997. He has been Chief Executive Officer of Blue Martini Software, a provider of customer relationship management applications, since June 1998. Prior to founding Blue Martini Software in 1998, Mr. Zweben was Vice President and General Manager of PeopleSoft's Manufacturing

Industry Unit. Mr. Zweben co-founded Red Pepper Software in 1992 and served as Chief Executive Officer, President and Chairman until its merger with PeopleSoft in December 1996. Mr. Zweben received a M.S. in Computer Science from Stanford University and a B.S. in Computer Science and Industrial Management at Carnegie-Mellon University.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of six meetings (including regularly scheduled and special meetings) during fiscal 2002 and acted three times by unanimous written consent. No incumbent director during the last fiscal year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

     The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

     The Audit Committee, which currently consists of Messrs. Van Auken, Zuendt and Zweben, is responsible for assisting the Board of Directors in monitoring
(i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's external auditors. The Audit Committee held five meetings during fiscal 2002.

     The Compensation Committee, which currently consists of Messrs. Robinson and Van Auken, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 2002.

     The Corporate Governance and Nominating Committee currently consists of Messrs. Robinson, Zuendt, Van Auken and Zweben and Ms. Carlitz. This committee, previously named the Nominating Committee, is responsible for the development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board. The Nominating Committee held one meeting during Fiscal 2002. The current Nominating and Governance Committee has added the responsibilities of developing overall governance guidelines, overseeing the performance and compensation of the Board and reviewing and making recommendations regarding the composition and mandate of Board committees.

     COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. However, nonemployee members of the Board of Directors receive an annual cash retainer of $5,000 and $1,250 for in person attendance at each meeting of the Board of Directors.

     In addition, nonemployee directors participate in the Company's 1995 Director Option Plan (the "Director Plan"). The Director Plan was approved by the Board in October 1995 and was ratified by stockholders in November 1995, at which time a total of 225,000 shares of Common Stock were reserved for issuance thereunder. The Director Plan was amended in May 2000 to provide for an additional 200,000 shares of Common stock to be reserved for issuance thereunder. As of February 28, 2003, there were 243,000 options outstanding under the Director Plan. The Director Plan became effective on the date of the Company's initial public offering on November 15, 1995, and is currently administered by the Board of Directors. Under the Director Plan, each nonemployee director is automatically granted a non-qualified option to purchase 30,000 shares on the date upon which such person first becomes a director (the "Initial Option") with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Thereafter, each nonemployee director is automatically granted an option to purchase 6,000 shares of Common Stock on December 1st of each year, except in the year the

Director Plan was adopted (a "Subsequent Option"), provided he or she has served as a director for at least six months as of such date.

     Options granted under the Director Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. Initial Options granted under the Director Plan vest as to one-fifth (1/5) of the shares on the first anniversary date of grant and, as to the remaining shares, ratably each month over the ensuing four years. Subsequent Options begin to vest on the fourth anniversary of the date of grant and vest ratably each month over the next 12-month period. The Director Plan is designed to work automatically, without administration; however, to the extent administration is necessary, the Director Plan has been structured so that options granted to nonemployee directors who administer the Company's other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE


                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1995 EMPLOYEE STOCK PURCHASE PLAN


Proposal

     At the Annual Meeting the stockholders are being requested to approve an amendment to Advent's 1995 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder by 600,000 shares, for an aggregate of 1,500,000 shares having been reserved for issuance thereunder. As of December 31, 2002, an aggregate of 104,000 shares were available for issuance under the Purchase Plan (without giving effect to the proposed amendment). The amendment to increase the number of shares reserved under the Purchase Plan is proposed in order to allow individuals employed by the Company to continue to purchase shares of Common Stock of the Company through convenient payroll deductions. The Company believes that allowing employees to continue to purchase shares of the Company's Common Stock through the Purchase Plan motivates high-levels of performance and provides an effective means of encouraging employee commitment to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining new employees and allowing existing employees to participate in the success of the Company. The Board of Directors believes that the ability to grant participation in the Purchase Plan will be important to the future success of the Company by allowing it to accomplish these objectives.

Summary of the Purchase Plan

GENERAL.

     Our Employee Stock Purchase Plan was adopted by our Board of Directors in October 1995, and subsequently ratified by the stockholders in November 1995. The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions. Approximately 495 employees currently are participating in the Employee Stock Purchase Plan.

ADMINISTRATION.

     Our Employee Stock Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Employee Stock Purchase Plan are determined by our Board of Directors or its appointed committee, and its decisions are final and binding upon all participants.

ELIGIBILITY.

     Each of our employees or the employees of our designated subsidiaries is eligible to participate in the Employee Stock Purchase Plan; except that no employee shall be granted an option under the Employee Stock Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or
(ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

OFFERING PERIOD.

     Our Employee Stock Purchase Plan has consecutive and overlapping twenty-four month offering periods that usually begin every six months. Each twenty-four month offering period includes four six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of our common stock are purchased with a participant's accumulated payroll deductions. Our Board of Directors has the power to change the duration of future offering periods if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter. To participate in the Employee Stock Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Employee Stock Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation during the offering period. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

PURCHASE PRICE.

     Shares of our common stock may be purchased under the Employee Stock Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or
(ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in THE WALL STREET JOURNAL. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the purchase period by the purchase price.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS.

     The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's common stock on the enrollment date during any given purchase period.

WITHDRAWAL.

     Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

TERMINATION OF EMPLOYMENT.

     Upon termination of a participant's employment for any reason, including disability or death, his or her option and participation in the Employee Stock Purchase Plan will immediately cease. The payroll deductions credited to the participant's account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Employee Stock Purchase Plan.

ADJUSTMENTS; MERGER OR CHANGE OF CONTROL.

     ADJUSTMENTS. In the event of any stock split, stock dividend or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Employee Stock Purchase Plan.

     MERGER OR CHANGE OF CONTROL. In the event of any merger or "change of control," as defined in the Employee Stock Purchase Plan, each option under the Employee Stock Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, or if the Board of Directors determines otherwise to do so, the Board of Directors shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date.

AMENDMENT AND TERMINATION OF THE PLAN.

     Our Board of Directors may at any time and for any reason terminate or amend the Employee Stock Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Rule 16b-3 or Section 423 of the Code.

PLAN PARTICIPATION

     Given that the number of shares that may be purchased under the Employee Stock Purchase Plan is determined, in part, on the stock market's value on the first and last day of the enrollment period and given that participation in the Employee Stock Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. During fiscal 2002, the people named in our Summary Compensation Table purchased shares under our Employee Stock Purchase Plan as follows: Lily Chang - 571 shares and Dan Nye - 688 shares. During fiscal 2002, all current executive officers as a group and all other employees as a group purchased 1,259 and 163,216 shares, respectively, under our Employee Stock Purchase Plan.

Directors who are not employees of the Company are not eligible to participate in the Employee Stock Purchase Plan.

CERTAIN FEDERAL INCOME TAX INFORMATION.

     The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Employee Stock Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote

     The affirmative vote of the holders in majority of the Common Stock presented or represented at the Annual Meeting is required to approve and ratify the amendment to the Purchase Plan.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT OF THE OPTION PLAN.


                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

        FEES TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEAR 2002

AUDIT FEES:
Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2002 fiscal year for the audit of the Company's annual financial statements incorporated by reference on Form 10-K and the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q totaled $206,692.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

ALL OTHER FEES:
Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2002 fiscal year for all other non-audit services rendered to the Company, including fees related to services performed in connection with the Company's tax related services and acquisitions totaled $655,153.


REQUIRED VOTE

     Stockholder ratification of the selection of PricewatehouseCoopers LLP as the Company's independent public accountants is not required by the Company's Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent accountants will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS
     INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                   BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of February 28, 2003, for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table on page 13 hereof; and (iv) all directors and executive officers of the Company as a group.

                                                                                      SHARES          PERCENTAGE
                                                                                   BENEFICIALLY      BENEFICIALLY
                    5% STOCKHOLDERS, DIRECTORS AND OFFICERS                          OWNED (1)        OWNED (1)
--------------------------------------------------------------------------------  --------------    --------------
5% STOCKHOLDERS
DiMarco/Harleen Revocable Trust (3)..........................................         1,895,962             5.86%
   c/o Advent Software, Inc.
   301 Brannan Street
   San Francisco, CA 94107
Brown Capital Management (2).................................................         2,741,523             8.6
   1201 N. Calvert Street
   Baltimore, Maryland 21202
Oak Associates LTD (2).......................................................         2,944,000             9.23
   3875 Embassy Parkway, Suite 250
   Akron, OH 44333
SPO Partners & Company (2) ..................................................         4,912,300            15.41
   591 Redwood Highway, Suite 3215
   Mill Valley, CA 94941
Thornburg Investment Management, Inc (2) ....................................         1,713,497             5.37
   119 East Marcy Street, Suite 202
   Santa Fe, New Mexico   87501
DIRECTORS AND NAMED OFFICERS
Frank H. Robinson (4)........................................................            60,001             *
Wendell G. Van Auken (5).....................................................            45,505             *
Monte Zweben (6).............................................................            10,000             *
William F. Zuendt (7)........................................................            41,000             *
Terry H. Carlitz ............................................................                 0
Stephanie G. DiMarco (3).....................................................         1,895,962             5.86
Peter M. Caswell (8).........................................................           508,533             1.57
Lily S. Chang (9)............................................................           388,458             1.21
Collin A. Cohen (11) ........................................................            73,535             *
John P. Geraci ..............................................................                 0             -
Irv H. Lichtenwald (10)......................................................            77,318             *
Dan T. H. Nye................................................................                 0             -
Graham V. Smith..............................................................                 0             -


ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
   (13 persons)(13)..........................................................         3,100,312             9.73

------------------------
*    Less than 1%
(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of February 28, 2003 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.
(2) This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.
(3) Ms. DiMarco is also Chairman of the Board of the Company. Share amounts include 1,119,262 shares held by the DiMarco/Harleen Revocable Living Trust, 124,500 shares held by the DiMarco/Harleen Charitable Remainder Trust, 2,200 shares held by the DiMarco/Harleen Children's Trust as to which Ms. DiMarco shares voting and dispositive power, 100,000 shares held by Stephanie

     DiMarco Annuity Trust and 100,000 shares held by James Harleen Annuity Trust. In addition, includes options to purchase 450,000 shares of Common Stock exercisable within 60 days of February 28, 2003.
(4) Includes options to purchase 44,001 shares of Common Stock exercisable within sixty days of February 28, 2003.
(5) Share amounts include 30,505 shares held by Wendell G. & Ethel S. Van Auken Trust. Includes options to purchase 15,000 shares of Common Stock exercisable within sixty days of February 28, 2003.
(6) Includes options to purchase 10,000 shares of Common Stock exercisable within sixty days of February 28, 2003.
(7) Share amounts include 9,000 shares held by the Zuendt Family Trust. Includes options to purchase 32,000 shares of Common Stock exercisable within sixty days of February 28, 2003.
(8) Includes 3,000 shares held under the Deborah Caswell Trust, 3,000 shares held under the Natasha Caswell Trust and 36,462 shares held under the Peter and Jackie Caswell Trust. Includes options to purchase 466,071 shares of Common Stock exercisable within sixty days of February 28, 2003.
(9) Share amount includes 5,000 shares held by the Lily S. Chang Charitable Remainder Trust and 199,562 Lily S. Chang Trust. Includes options to purchase 183,896 shares of Common Stock exercisable within sixty days of February 28, 2003.
(10) Includes options to purchase 76,918 shares of Common Stock exercisable within sixty days of February 28, 2003.
(11) Includes options to purchase 73,250 shares of Common Stock exercisable within sixty days of February 28, 2003.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Other than as provided in this Proxy Statement, based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms 5 required for such persons were filed, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except that Stephanie DiMarco filed one Form 4 late.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in October 1995 and is currently composed of Messrs. Robinson and Van Auken. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

     The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the five other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last three fiscal years.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                          ANNUAL COMPENSATION                 AWARDS
                                                          -------------------                 ------
                                                                              OTHER
                                                                              ANNUAL         SECURITIES      ALL OTHER
                                                                           COMPENSATION      UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)(1)       ($)          OPTIONS (#)       ($)(2)
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
Peter M. Caswell..................    2002    $  255,000    $   49,726            $-                -      $   19,987
   Chief  Executive   Officer  and    2001       281,746        50,000             -                -          20,599
   President                          2000       285,246        50,000             -                -          19,980
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
Armistead D. Puryear..............    2002       201,133        89,827(3)          -           36,000          15,684
   Senior Vice President              2001       205,208       111,386(3)          -                -          27,643
                                      2000       200,000       171,192(3)          -           60,000          17,348
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
John P. Geraci (4)................    2002       255,000             -             -                -          29,431
   Executive Vice President           2001       212,769             -             -          225,000          14,373
                                      2000             -             -             -                -               -
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
Irv H. Lichtenwald................    2002       255,000             -             -                -          16,023
   Executive Vice President           2001       285,000             -             -          100,000          20,200
                                      2000       285,246             -             -                -          16,577
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
Lily S. Chang.....................    2002       255,000             -             -                -          15,684
   Executive Vice President           2001       285,000             -             -           75,000          20,482
                                      2000       285,246             -             -                -          12,901
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------
Collin A. Cohen...................    2002       256,992             -             -                -          11,257
   Executive Vice President           2001       286,992             -             -           75,000          13,774
                                      2000       241,492        30,000             -           50,000          13,139
----------------------------------- --------- ------------- ------------- ---------------- --------------- ---------------

(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.
(2) Includes contributions made by the Company pursuant to the 401(k) Plan, premiums paid for life insurance where the Company is not the beneficiary, and amounts paid for health care and parking benefits.
(3) Bonus includes sales commissions earned of $171,192, $111,386 and $89,827 for 2000, 2001 and 2002, respectively.
(4)  Mr. Geraci joined Advent in April 2001.

                              CERTAIN TRANSACTIONS

     In April 1997 the Board of Directors of the Company approved and issued a $200,000 loan to Peter Caswell, President, Chief Executive Officer and Director of the Company, secured by Mr. Caswell's stock and options in the Company. The loan was due April 2001, or upon termination of Mr. Caswell's employment with the Company if earlier, and accrued interest at an annual rate of 8%. The largest amount outstanding in 2002 was $49,252, consisting of accrued interest. In February 2002, the Board forgave the remaining amount outstanding based upon Mr. Caswell's meeting certain performance goals.

At December 31, 2002, the Company had a loan outstanding in the principle amount of $70,000 to Mr. Geraci who is an executive officer of the Company. Mr. Geraci's loan was entered into on two dates, May 2001 for $35,000 and March 2002, for $35,000, both for general purposes, and has no specified due date. Interest on Mr. Geraci's loans are at rates of 4.98 % and 2.78%. Since the commencement of 2002, the largest aggregate indebtedness of Mr. Geraci's loan was $73,562, including principal and interest.

                              CERTAIN RELATIONSHIPS

Ms. DiMarco is a member of the board of directors of Latent Zero, a private company in which the Company has an investment.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 2002.

                                         OPTION GRANTS IN FISCAL 2002

                                                   INDIVIDUAL GRANTS
                              ------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                               NUMBER OF      PERCENT OF                                      AT ASSUMED ANNUAL RATES OF
                               SECURITIES    TOTAL OPTIONS                                   STOCK PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO                                            OPTION TERM(4)
                                OPTIONS      EMPLOYEES IN      EXERCISE       EXPIRATION   -----------------------------------
           NAME                GRANTED(1)   FISCAL YEAR(2)      PRICE           DATE(3)            5%              10%
----------------------------  ------------ --------------- ---------------- -------------- ----------------- -----------------
Peter M. Caswell...........            -           -               -              -                    -                -
Armistead D. Puryear (5)...       36,000           4.0           $17.39         8/7/12          $393,713         $997,747
John P. Geraci.............            -           -               -              -                    -                -
Irv H. Lichtenwald.........            -           -               -              -                    -                -
Lily S. Chang..............            -           -               -              -                    -                -
Collin A. Cohen............            -           -               -              -                    -                -

-------------------------
(1) All options in this table were granted under either the 1992 Stock Option Plan or its successor plan, the 2002 Stock Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest monthly over a five-year period.
(2) The Company granted options to purchase 899,163 shares of Common Stock to employees in fiscal 2002.
(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.
(4) Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option .
(5) These options were submitted for exchange in the company's Stock Option Exchange program


OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 2002, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2002.


                     AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL 2002 YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                 SHARES                       OPTIONS AT FISCAL YEAR END        FISCAL YEAR END($)(1)
                              ACQUIRED ON        VALUE      ------------------------------  ------------------------------
           NAME               EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------- -------------  --------------  -------------  ---------------  -------------  ---------------
Peter M. Caswell...........      20,000      $   913,770         459,405          33,333     $ 1,928,592       $       -
Armistead D. Puryear.......      15,700          652,091          22,302          20,000         104,782          89,260
John P. Geraci ............           -                -               -               -               -               -
Irv H. Lichtenwald.........      16,250          518,060          60,251         107,501          27,804               -
Lily S. Chang..............           -                -         165,396         106,125          70,756               -
Collin A. Cohen............     131,116        3,892,537          52,317          84,683          40,572          17,388

-------------------------
(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 2002 (the last trading day of fiscal
     2002) on the Nasdaq National Market of $13.63 minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company's compensation plans (number of securities in thousands).

-------------------------- --------------------- ----------------------- -----------------------
                                   (a)                     (b)                     (c)
-------------------------- --------------------- ----------------------- -----------------------
                           Number of securities      Weighted-average      Number of securities
                             to be issued upon      exercise price of    remaining available for
                                exercise of        outstanding options,   future issuance under
                                exercise of        warrants and rights     equity compensation
                           outstanding options                               plans (excluding
                           warrants and rights                           securities reflected in
                                                                               column (a)
-------------------------- --------------------- ----------------------- -----------------------

-------------------------- --------------------- ----------------------- -----------------------
Equity compensation               4,016                  $17.78                 3,851(2)
plans approved by
security holders (1)
-------------------------- --------------------- ----------------------- -----------------------

-------------------------- --------------------- ----------------------- -----------------------
Equity compensation                 59                   $20.54                    42
plans not approved by
security holders (3)
-------------------------- --------------------- ----------------------- -----------------------
Total                             4,075                  $17.82                  3,893
-------------------------- --------------------- ----------------------- -----------------------


(1) Included in this amount are 104,000 securities available for future issuance under Advent's 1995 Employee Stock Purchase Plan.

(2) The Company's 2002 Stock Plan incorporates an evergreen formula pursuant to which on December 31 of each year the aggregate number of shares reserved for issuance under the 2002 Stock Plan will increase by a number of shares equal to the lesser of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

(3) Amounts correspond to Advent's 1998 Nonstatutory Stock Option Plan, described below.

     Our Nonstatutory Stock Option Plan, which is not subject to shareholder approval, was adopted in 1998. This plan permits the grant of options to purchase up to 300,000 shares to be granted to eligible employees. Officers and members of the Board of Directors are not eligible to participate in this plan. The plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only nonstatutory stock options may be granted under the plan (that is, options that do not entitle the optionee to special U.S. income tax treatment). The plan is administered by the Board of Directors. For example, the Board of Directors selects the individuals to whom options will be granted and determines the terms and conditions of the options. This includes the number of shares covered by each option, its exercise price, any conditions to exercise and the term of the option. Our Board of Directors generally is authorized to amend or terminate the plan, but no amendment or termination of the plan may adversely affect any option previously granted under the plan without the written consent of the participant. See Note 9 of our Notes to Consolidated Financial Statements, contained in the Company's Annual Report to Shareholders for the Fiscal Year ended December 31, 2002, for a further description of the terms of the plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of directors Frank H. Robinson and Wendell G. Van Auken, neither of whom is an employee or officer of the Company. The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

     To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PHILOSOPHY AND POLICIES

     The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to:

  o ensure that the executive team has clear goals and accountability with respect to corporate performance;

  o establish pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth, and the labor markets in which the Company operates;

  o independently assess operating results on a regular basis in light of expected Company performance; and

  o align pay incentives with the long-term interests of the Company's stockholders.

ELEMENTS OF COMPENSATION

     Compensation for officers and key employees includes both cash and equity elements.

     Cash compensation consists of base salary, which is determined by the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. The Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees. Compensation of sales personnel also includes sales commissions tied to annual and quarterly targets.

     Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 2002 Stock Plan, which was adopted in 2002, and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which was adopted prior to the Company's initial public offering in November 1995, (collectively with the 2002 Stock Plan, the "Option Plans"). The Option Plans permit the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and currently administers stock option grants to employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. Employee contributions, limited to 15% of compensation up to $11,000, are matched 50% by the Company, up to 6% of employee compensation. In addition to the employer matching contribution, Advent may make a profit sharing contribution to the 401(k) Plan at the discretion of the Board of Directors.

     In October 2002, the Board approved a voluntary stock option exchange program for the Company's employees (the "Exchange Program") because the Board determined that existing options no longer had sufficient value to motivate and retain the Company's employees in the current market environment. Under the Exchange Program, eligible employees, including Mr. Geraci and Mr. Nye, were given the opportunity to cancel outstanding options to purchase the Company's Common Stock that were previously granted to them in exchange for a new non-qualified stock option grant of the Company's Common Stock to be granted at least six months and one day from the cancellation date of the exchanged options. The new options will entitle an optionee to purchase 0.80 shares of Advent Common Stock for each share of Advent Common Stock underlying the exchanged options. No members of the Company's Board of Directors or executive officers, other than Mr. Geraci and Mr. Nye, were eligible for the Exchange Program. On or about June 5, 2003, replacement options will be granted to participating employees under the Exchange Program.

2002 EXECUTIVE COMPENSATION

     Executive compensation for 2002 included base salary, cash and equity-based incentive compensation and, in the case of sales executives, sales commissions. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals. The Company's policy is to have a significant portion of an executive's total compensation at risk based on the Company's overall performance. Executive officers, like other employees, were eligible for option grants under the Option Plans.


CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. The Chief Executive Officer's target base pay level has been analyzed using data for comparable software companies. Mr. Caswell receives no other material compensation or benefits not provided to all executive officers, except for the loan previously referred to under "Certain Transactions."

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company's executive officers in fiscal 2002 is not expected to exceed the $1 million limit per individual officer.


                COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS


                Frank H. Robinson
                Wendell G. Van Auken

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company's consolidated financial statements. The independent accountants are responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the Audit Committee's duty nor their responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee consists of three independent directors, Wendell G. Van Auken, William F. Zuendt and Monte Zweben, appointed by the Board, who, in the opinion of the Board, meet the independence and experience requirements of the Securities and Exchange Commission and NASDAQ. The Audit Committee is governed by a written charter adopted and approved by the Board. A copy of the Audit Committee Charter, which is effective for the Company's 2003 fiscal year, is attached to this Proxy Statement as Appendix A.

The purpose of the Audit Committee shall be to:

  o Provide oversight of the Company's accounting and financial reporting processes and the audit of the financial statements of the Company;

  o Assist the Board in oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements related to financial affairs and reporting, (iii) the independent auditor's qualifications, independence and performance, and
     (iv) the Company's internal accounting and financial controls; and

  o Periodically provide to the Board a summary of its oversight activities and recommendations derived therefrom and such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.


In addition, the Audit Committee will undertake those specific duties and responsibilities listed in the Audit Committee Charter and such other duties as the Board of Directors may from time to time prescribe.


     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. In connection with the audited financial statements contained in the Company's 2002 Annual Report on Form 10-K, the Audit Committee:

  o discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit;

  o discussed PricewaterhouseCoopers LLP's independence with PricewaterhouseCoopers LLP and received a letter from PricewaterhouseCoopers LLP regarding independence as required under applicable independence standards for auditors of public companies;

  o considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining it independence; and

  o reviewed and discussed, with Company management and PricewaterhouseCoopers LLP, the Company's audited consolidated balance sheets at December 31, 2002 and 2001, and consolidated statements of income and comprehensive income, stockholder's equity and cash flows for the three years ended December 31, 2002.

Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these consolidated financial statements.


                 AUDIT COMMITTEE
                 OF THE BOARD OF DIRECTORS


                 Wendell G. Van Auken
                 William F. Zuendt
                 Monte Zweben

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return as compared to the Standard & Poor's 500 Index and the Nasdaq Computer & Data Processing Index for the period December 31, 1997 through December 31, 2002. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stock represented in the Standard & Poor's 500 Index and the stocks represented in the Nasdaq Computer & Data Processing Index, respectively.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG ADVENT SOFTWARE, INC., THE S & P 500 INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                              [PERFORMANCE GRAPH]

                                                        CUMULATIVE TOTAL RETURN

                                      12/97      12/98      12/99     12/00      12/01       12/02
Advent Software, Inc.                100.00     164.63     337.67    419.87     523.49      142.85
S&P 500                              100.00     128.58     155.64    141.46     124.65       97.10
Nasdaq Computer & Data Processing    100.00     178.39     392.11    180.52     145.36      112.80

----------
* $100 invested on 12/31/97 in Stock or Index including reinvestment of dividends. Fiscal year ending December 31.

THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE

SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                           THE BOARD OF DIRECTORS

San Francisco, California
March 17, 2003

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                              ADVENT SOFTWARE, INC.

             (EFFECTIVE BEGINNING WITH FISCAL YEAR ENDING 12/31/03)


PURPOSE:
The purpose of the Audit Committee of the Board of Directors of Advent Software, Inc. (the "COMPANY") shall be to:

     o Provide oversight of the Company's accounting and financial reporting processes and the audit of the financial statements of the Company;

     o Assist the Board in oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements related to financial affairs and reporting,
          (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls; and

     o Periodically provide to the Board a summary of its oversight activities and recommendations derived therefrom and such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.


MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

     o Each member will be an independent director, as required by and defined in (i) the NASDAQ Stock Market, Inc. Marketplace Rules (the "NASDAQ RULES") and (ii) the rules of the SEC;

     o Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ Rules;

     o At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

     o At least one member will be an audit committee financial expert, as defined in the rules of the SEC.

RESPONSIBILITIES AND DUTIES:

The responsibilities and duties of the Audit Committee shall include:

     o Reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company's system of internal controls and procedures for financial reporting, including meeting periodically with the Company's management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and, when applicable, required attestations or reports by the independent auditors relating to such disclosure;

     o Appointing, compensating, retaining and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     o Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

     o Reviewing and overseeing the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence;
          (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

     o Reviewing the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     o Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and management's response to such suggestions;

     o Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     o Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;

     o Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers;

     o Reviewing management's monitoring of compliance with the Foreign Corrupt Practices Act;

     o Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     o Providing oversight and annual review of the Company's risk management policies, including its investment policies;

     o As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

     o Reviewing and approving in advance any proposed related party transactions;

     o    Reviewing its own charter and processes;

     o Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

     o Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.


MEETINGS:
The Audit Committee will meet at least four times each year. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:
The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.


REPORTS:
In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.


COMPENSATION:
Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors and such fees may be in the form of cash or equity compensation, or both, as determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

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













                                                            DETACH HERE                                                      ZASO42

                                                               PROXY

                                                       ADVENT SOFTWARE, INC.

                                           PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 14, 2003 and March 17, 2003, respectively. The undersigned stockholder hereby also designates Stephanie G. DiMarco and Graham V. Smith, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of
Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, May 14, 2003 at 9:00 a.m., local time, at 303 2nd Street 10th Floor,
San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR AN
AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THESE PROPOSALS.

---------------                                                                                                      ---------------
  SEE REVERSE                                                                                                          SEE REVERSE
      SIDE                                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                   SIDE
---------------                                                                                                      ---------------


ADVENT SOFTWARE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694














                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                               ZASO41


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


                                                                                                           FOR   AGAINST   ABSTAIN
        1. ELECTION OF DIRECTORS                                2. PROPOSAL TO APPROVE AN AMENDMENT        [ ]     [ ]       [ ]
           NOMINEES: (01) Terry H. Carlitz,                        OF THE COMPANY'S 1995 EMPLOYEE
                     (02) Peter M. Caswell,                        STOCK PURCHASE PLAN PROVIDING FOR
                     (03) Stephanie G. DiMarco,                    AN INCREASE IN THE NUMBER OF SHARES
                     (04) Wendell G. Van Auken,                    OF THE COMPANY'S COMMON STOCK
                     (05) William F. Zuendt,                       RESERVED FOR ISSUANCE THEREUNDER
                     (06) Monte Zweben                             BY 600,000 SHARES.

                FOR    WITHHELD
                [ ]      [ ]                                    3. PROPOSAL TO RATIFY THE APPOINTMENT      FOR   AGAINST   ABSTAIN
                                                                   OF PRICEWATERHOUSECOOPERS LLP AS        [ ]     [ ]       [ ]
           [ ]______________________________________               INDEPENDENT ACCOUNTANTS OF THE
              For all nominees except as noted above               COMPANY FOR 2003.

                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  [ ]

                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]


                                                                Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature: _________________________________ Date: ______________ Signature: _________________________________ Date: _______________